UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2007

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.          Termination of a Material Definitive Agreement.

Previously, on December 8, 2006, two subsidiaries of Forest Oil Corporation (“Forest”), Forest Alaska Operating LLC (“Forest Alaska Operating”) and Forest Alaska Holding LLC (“Forest Alaska Holding”), entered into two non-recourse term loan financing arrangements in the aggregate principal amount of $375,000,000.  The agreements consisted of a $250,000,000 first lien credit agreement (the “First Lien Agreement”) and a $125,000,000 second lien credit agreement (the “Second Lien Agreement” and together with the First Lien Agreement, the “Alaska Credit Agreements”), among Forest Alaska Operating, as borrower, Forest Alaska Holding, Credit Suisse, as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent, and the lenders from time to time party to the First Lien Agreement and the Second Lien Agreement, respectively.  The First Lien Agreement and Second Lien Agreement were set to terminate on December 8, 2010 and December 8, 2011, respectively.  On August 27, 2007, Forest Alaska Operating prepaid all remaining principal, interest and put premiums due under the Alaska Credit Agreements in the aggregate amount of $269 million and terminated each of the agreements.  The obligations under the Alaska Credit Agreements were prepaid in connection with the sale of all of the membership interests in Forest Alaska Operating, as described in this Current Report on Form 8-K under Item 2.01 below.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On August 27, 2007, Forest completed the previously announced sale of all of the membership interests in Forest Alaska Operating and its related operations in Alaska (the “Alaska Assets”) to Pacific Energy Resources Ltd. (“PERL”), pursuant to a membership interest purchase agreement (the “Membership Purchase Agreement”) dated as of May 24, 2007, as amended on July 31, 2007, among Forest’s wholly owned subsidiary, Forest Alaska Holding, Forest Alaska Operating, a wholly owned subsidiary of Forest Alaska Holding, Forest for certain limited purposes, and PERL, as buyer, and an asset sales agreement (the “Asset Sales Agreement”) dated as of May 24, 2007, as amended on July 31, 2007, between Forest and PERL, as buyer.  The sale of the Alaska Assets was effective as of August 24, 2007 and closed in escrow on that date, and Forest received the purchase price consideration on August 27, 2007.  The economic effective date for the transactions contemplated by the Membership Purchase Agreement and Asset Sales Agreement is January 1, 2007.

The total consideration received for the Alaska Assets included approximately $400 million in cash, 10 million restricted shares of PERL common stock (which had an approximate value of $24.6 million based on the closing price of PERL shares as quoted on the Toronto Stock Exchange on August 24, 2007), and a zero coupon subordinated note due 2014 in the principal amount at stated maturity of $60.75 million.  A portion of the cash consideration, $269 million, was applied to prepay all amounts due under the Alaska Credit Agreements, including accrued and unpaid interest. In connection with the sale of the Alaska Assets, Forest assumed all outstanding obligations of Forest Alaska Operating under its existing commodity price and interest rate hedging agreements.

A portion of the consideration, consisting of 5.5 million shares of PERL common stock, and all of Forest’s shares in the Cook Inlet Pipeline Company (“CIPC”) that were included in the Alaska Assets have been placed in an escrow account pending the receipt of approvals from the State of Alaska necessary to transfer the CIPC shares to PERL.  If the required approvals are not obtained, the CIPC shares will be returned to Forest and the 5.5 million PERL shares will be returned to PERL.

Forest will continue to operate the oil and gas properties included in the Alaska Assets under an existing services agreement with Forest Alaska Operating (which was renamed Pacific Alaska Operating LLC (“PAO”) following the closing) until such time as PERL or PAO receives required approvals from the State of Alaska to operate the properties.  The monthly fee for these services is approximately $.7 million and is subject to escalation.

The description of the sale of the Alaska Assets set forth above does not purport to be complete and is qualified in its entirety by reference to the Membership Purchase Agreement and Asset Sales Agreement that were filed by Forest as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K that Forest filed with the SEC on May 30, 2007, and the amendments thereto that were filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K that Forest filed with the SEC on August 1, 2007.

Item 7.01.          Regulation FD Disclosure.

On August 27, 2007, Forest announced the completion of the sale of its Alaska business unit and related assets to Pacific Energy Resources Ltd.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.         Financial Statements and Exhibits.

(b)       Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements and explanatory notes presenting how the financial statements of Forest may have appeared had Forest completed the sale of its Alaska operations as of June 30, 2007 or as of January 1, 2006, are attached to this Current Report on Form 8-K as Exhibit 99.2 and are filed herewith.  The pro forma financial statements also give effect to certain other transactions, including Forest’s acquisition of The Houston Exploration Company and certain financing activities completed during the second quarter 2007, and the completion of the spin-off of Forest’s offshore Gulf of Mexico operations and Houston Exploration’s sales of its offshore properties in 2006.

(d)           Exhibits

Exhibit	Description
99.1	Press release dated August 27, 2007, entitled “Forest Oil Closes its Previously Announced Sale of Alaska Assets.”

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements and Explanatory Notes as of June 30, 2007 or as of January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: August 30, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Press release dated August 27, 2007, entitled “Forest Oil Closes its Previously Announced Sale of Alaska Assets.”

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements and Explanatory Notes as of June 30, 2007 or as of January 1, 2006.